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EXHIBITS 5.1 & 23.2

                                FOLEY & LARDNER

                                ATTORNEYS AT LAW

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
CHICAGO                                                       FIRSTAR CENTER                                       SACRAMENTO
DENVER                                                  777 EAST WISCONSIN AVENUE                                   SAN DIEGO
JACKSONVILLE                                         MILWAUKEE, WISCONSIN 53202-5367                            SAN FRANCISCO
LOS ANGELES                                              TELEPHONE (414) 271-2400                                 TALLAHASSEE
MADISON                                                  FACSIMILE (414) 297-4900                                       TAMPA
MILWAUKEE                                                                                                    WASHINGTON, D.C.
ORLANDO                                                                                                       WEST PALM BEACH

                                                          WRITER'S DIRECT LINE
                                                               414/297-5658

EMAIL ADDRESS                                                                                            CLIENT/MATTER NUMBER
Mmarotta@foleylaw.com                                                                                             018792/0101

                                                           February 10, 2000
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Nymox Pharmaceutical Corporation
9900 Cavendish Boulevard, Suite 306
St. Laurent, QC, Canada H4M 2V2

        Re:  Registration Statement on Form F-3 Under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as United States counsel for Nymox Pharmaceutical Corporation, a Canadian corporation ("Nymox"), in connection with the preparation and filing of a Registration Statement with the Securities and Exchange Commission on Form F-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), registering the resale of shares of Nymox common shares (the "Shares") which may be issued to Jaspas Investment Ltd. ("Jaspas") pursuant to (i) a Common Stock Purchase Agreement (the "Agreement") between Nymox and Jaspas, and
(ii) a warrant held by Jaspas to purchase 200,000 Shares.

We have examined copies of the Agreement together with the exhibits and schedules attached as a part thereof (collectively, the "Transaction Documents"). We have examined such certificates of public officials, such certificates of officers of Nymox and originals or copies certified to our satisfaction as being true copies of such other documents as we have deemed relevant and necessary as a basis for this opinion, including the Certificate of Incorporation and Bylaws of Nymox, resolutions of its Board of Directors and such other documents as we have deemed relevant and necessary as a basis for our opinions hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon such certificates of public officials and of officers of Nymox, and other statements and information furnished by officers of Nymox with respect to the accuracy of material factual matters contained therein. Specifically, we have assumed the accuracy, validity and completeness of all corporate records and information made available to us by Nymox, and upon which we rely.


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In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

As to matters of fact relevant to this opinion, we have relied solely upon and assume the current accuracy of (a) our examination of the documents referred to above, and our actual knowledge, (b) the information obtained from public officials and records included in the documents referred to above, and (c) the representations and warranties of Nymox and Jaspas set forth in the Agreement and the Transaction Documents, and any certificates delivered to us by officers of Nymox or Jaspas. We have made no independent investigations or other attempts to verify the accuracy of any such information, representations or warranties, or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that any of the opinions expressed herein are not accurate.

In rendering the opinions contained herein, we have relied on the opinions of Stikeman Elliot on all matters which are affected by Canadian laws or regulations, a copy of which opinion is attached hereto.

All of the above assumptions and reliances are made with your consent.

Based on the foregoing and subject to the qualifications hereinafter set forth, it is our opinion that all necessary corporate action has been taken by Nymox to validly issue the Shares. Upon their issuance in accordance with the terms of the Agreement and Transaction Documents, the Shares will be validly issued and outstanding and fully paid and non-assessable shares in the share capital of Nymox.

The opinions set forth herein are given as of the date hereof and we disclaim any obligation or undertaking to advise you of any change in law or fact affecting or bearing upon the opinions rendered herein occurring after the date hereof which may come, or be brought, to our attention.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to this firm under the caption "Certain Legal Matters" in the Prospectus included as part of the Registration Statement.

                        Yours truly,

                        FOLEY & LARDNER

                        By  /s/ Foley & Lardner
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